As filed with the Securities and Exchange Commission on September 9, 2015

File No. 001-37454

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 4

TO

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

PURSUANT TO SECTION 12(B) OR (G) OF

THE SECURITIES EXCHANGE ACT OF 1934

CSW INDUSTRIALS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	75-1072796 (I.R.S. Employer Identification No.)

5400 Lyndon B. Johnson Freeway, Suite 1300 (Address of principal executive offices)	75240 (Zip Code)

(972) 233-8242

(Registrant’s telephone number, including area code)

Copy to

R. Scott Cohen

James E. O’Bannon

Alain A. Dermarkar

Jones Day

2727 North Harwood St.

Dallas, Texas 75201

(214) 220-3939

Fax: (214) 969-5100

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, $0.01 par value	Nasdaq

Securities to be registered pursuant to Section 12(g) of the Act: None

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

INFORMATION REQUIRED IN REGISTRATION STATEMENT

This Registration Statement on Form 10 (the “Form 10”) incorporates by reference information contained in the preliminary information statement filed as Exhibit 99.1 hereto (the “Information Statement”). The cross-reference table below identifies where the items required by Form 10 can be found in the Information Statement.

Item No.	Item Caption	Location in Information Statement
Item 1.	Business.	The information required by this item is contained under the sections of the Information Statement entitled “Summary,” “Business,” “The Share Distribution,” “Certain Relationships and Related Party Transactions” and “Where You Can Find More Information.”

Item 1A.	Risk Factors.	The information required by this item is contained under the section of the Information Statement entitled “Risk Factors.”

Item 2.	Financial Information.	The information required by this item is contained under the sections of the Information Statement entitled “Selected Historical Financial Data,” “Unaudited Pro Forma Condensed Combined Financial Statements,” “Capitalization,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors.”

Item 3.	Properties.	The information required by this item is contained under the section of the Information Statement entitled “Business—Properties.”

Item 4.	Security Ownership of Certain Beneficial Owners and Management.	The information required by this item is contained under the section of the Information Statement entitled “Security Ownership by Certain Beneficial Owners and Management.”

Item 5.	Directors and Executive Officers.	The information required by this item is contained under the section of the Information Statement entitled “Management.”

Item 6.	Executive Compensation.	The information required by this item is contained under the section of the Information Statement entitled “Compensation of Directors” “Compensation of Executive Officers” and “Management.”

Item 7.	Certain Relationships and Related Transactions, and Director Independence.	The information required by this item is contained under the sections of the Information Statement entitled “Management” and “Certain Relationships and Related Party Transactions.”

Item 8.	Legal Proceedings.	The information required by this item is contained under the section of the Information Statement entitled “Business—Legal Proceedings.”

Item 9.	Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters.	The information required by this item is contained under the sections of the Information Statement entitled “Risk Factors,” “The Share Distribution,” “Dividend Policy,” “Security Ownership by Certain Beneficial Owners and Management” and “Description of Our Capital Stock.”

Item No.	Item Caption	Location in Information Statement
Item 10.	Recent Sales of Unregistered Securities.	The information required by this item is contained under the sections of the Information Statement entitled “Description of Our Capital Stock.”

Item 11.	Description of Registrant’s Securities to be Registered.	The information required by this item is contained under the sections of the Information Statement entitled “Risk Factors,” “Dividend Policy” and “Description of Our Capital Stock.”

Item 12.	Indemnification of Directors and Officers.	The information required by this item is contained under the section of the Information Statement entitled “Indemnification and Limitation of Liability of Directors and Officers.”

Item 13.	Financial Statements and Supplementary Data.	The information required by this item is contained under the sections of the Information Statement entitled “Index to Combined Financial Statements” (and the financial statements referenced therein).

Item 14.	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.	None.

Item 15.	Financial Statements and Exhibits

(a) Financial Statements

The information required by this item is contained under the section of the Information Statement entitled “Index to Combined Financial Statements” (and the financial statements referenced therein).

(b) Exhibits

The following documents are filed as exhibits hereto:

Exhibit No.	Description

2.1	Distribution Agreement

2.2*	Asset Purchase Agreement by and among Strathmore Holdings, LLC, Strathmore Products, Inc., Strathmore Products of Longview, LLC, Strathmore Products of Houston, LLC, SP Waller, LLC, Eric T. Burr and William M. Udovich and the Whitmore Manufacturing Company, effective as of April 1, 2015

3.1	Amended and Restated Certificate of Incorporation of the Registrant

3.2	Amended and Restated Bylaws of the Registrant

10.1	Tax Matters Agreement

10.2	Employee Matters Agreement

10.3*	Credit Agreement, dated as of April 27, 2015 among the Whitmore Manufacturing Company, as borrower, the lenders party thereo, JP Morgan Chase Bank, N.A., as administrative agent, J.P. Morgan Securities LLC and SunTrust Robinson Humphrey, Inc., as joint lead arrangers and joint bookrunners, and SunTrust Bank, as syndication agent

10.4*	Credit Agreement, dated as of July 27, 2011, by and between The RectorSeal Corporation and JPMorgan Chase Bank, N.A., as amended

10.5*	Form of Director and Officer Indemnification Agreement

10.6	CSW Industrials, Inc. 2015 Equity and Incentive Compensation Plan

21.1*	List of Subsidiaries

99.1	Information Statement, Subject to Completion, dated September 9, 2015

*	Previously filed.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

CSW INDUSTRIALS, INC.

Date: September 9, 2015	/s/ Joseph B. Armes
Joseph B. Armes
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Distribution Agreement

2.2*	Asset Purchase Agreement by and among Strathmore Holdings, LLC, Strathmore Products, Inc., Strathmore Products of Longview, LLC, Strathmore Products of Houston, LLC, SP Waller, LLC, Eric T. Burr and William M. Udovich and the Whitmore Manufacturing Company, effective as of April 1, 2015

3.1	Amended and Restated Certificate of Incorporation of the Registrant

3.2	Amended and Restated Bylaws of the Registrant

10.1	Tax Matters Agreement

10.2	Employee Matters Agreement

10.3*	Credit Agreement, dated as of April 27, 2015 among the Whitmore Manufacturing Company, as borrower, the lenders party thereo, JP Morgan Chase Bank, N.A., as administrative agent, J.P. Morgan Securities LLC and SunTrust Robinson Humphrey, Inc., as joint lead arrangers and joint bookrunners, and SunTrust Bank, as syndication agent

10.4*	Credit Agreement, dated as of July 27, 2011, by and between The RectorSeal Corporation and JPMorgan Chase Bank, N.A., as amended

10.5*	Form of Director and Officer Indemnification Agreement

10.6	CSW Industrials, Inc. 2015 Equity and Incentive Plan

21.1*	List of Subsidiaries

99.1	Information Statement, Subject to Completion, dated September 9, 2015

*	Previously filed.